                                 EXHIBIT 21.1
                        Subsidiaries of the Registrant


          Name                              State of Incorporation
          ----                              ----------------------

Orthodontic Centers of Alabama, Inc.              Delaware
Orthodontic Centers of Arizona, Inc.              Delaware
Orthodontic Centers of Arkansas, Inc.             Delaware
Orthodontic Centers of California, Inc.           Delaware
Orthodontic Centers of Colorado, Inc.             Delaware
Orthodontic Centers of Connecticut, Inc.          Delaware
Orthodontic Centers of Florida, Inc.              Delaware
Orthodontic Centers of Georgia, Inc.              Delaware
Orthodontic Centers of Hawaii, Inc.               Delaware
Orthodontic Centers of Illinois, Inc.             Delaware
Orthodontic Centers of Indiana, Inc.              Delaware
Orthodontic Centers of Kansas, Inc.               Delaware
Orthodontic Centers of Kentucky, Inc.             Delaware
Orthodontic Centers of Louisiana, Inc.            Delaware
Orthodontic Centers of Maine, Inc.                Delaware
Orthodontic Centers of Maryland, Inc.             Delaware
Orthodontic Centers of Massachusetts, Inc.        Delaware
Orthodontic Centers of Michigan, Inc.             Delaware
Orthodontic Centers of Minnesota, Inc.            Delaware
Orthodontic Centers of Mississippi, Inc.          Delaware
Orthodontic Centers of Missouri, Inc.             Delaware
Orthodontic Centers of Nevada, Inc.               Nevada
Orthodontic Centers of New Hampshire, Inc.        Delaware
Orthodontic Centers of New Jersey, Inc.           Delaware
Orthodontic Centers of New Mexico, Inc.           Delaware
Orthodontic Centers of New York, Inc.             Delaware
Orthodontic Centers of North Carolina, Inc.       Delaware
Orthodontic Centers of North Dakota, Inc.         Delaware
Orthodontic Centers of Ohio, Inc.                 Delaware

Orthodontic Centers of Oklahoma, Inc.             Delaware
Orthodontic Centers of Oregon, Inc.               Delaware
Orthodontic Centers of Pennsylvania, Inc.         Delaware
Orthodontic Centers of Puerto Rico, Inc.          Delaware
Orthodontic Centers of Rhode Island, Inc.         Delaware
Orthodontic Centers of South Carolina, Inc.       Delaware
Orthodontic Centers of Tennessee, Inc.            Delaware
Orthodontic Centers of Texas, Inc.                Delaware
Orthodontic Centers of Utah, Inc.                 Delaware
Orthodontic Centers of Virginia, Inc.             Delaware
Orthodontic Centers of Washington, Inc.           Delaware
Orthodontic Centers of Washington, D.C., Inc.     Delaware
Orthodontic Centers of West Virginia, Inc.        Delaware
Orthodontic Centers of Wisconsin, Inc.            Delaware
Orthodontic Centers of Wyoming, Inc.              Delaware
Orthodontic Centers of Wisconsin Mergerco, Inc.   Delaware
OCA Kentucky Mergerco, Inc.                       Delaware